UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1061 ½ N Spaulding Ave., West Holyywood, California 90046
(Address of principal executive offices)

323-822-1750
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On July 29, 2010, Anita Atias and Stewart Reich  were elected as  members of the Board of Directors of Forex International Trading Corp. (the “Company”).  There is no understanding or arrangement between Mrs. Atias and Mr. Reich and any other person pursuant to which they were appointed as  directors.  Mrs. Atias and Mr. Reich do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mrs. Atias and Mr. Reich have not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Mrs. Atias and Mr. Reich will each receive on an annual basis at the commencement of each term shares of common stock of the Company registered on a Form S-8 Registration Statement equal to $6,000 divided by the Company’s market price discounted by 25%.

Mrs. Atias has served as the Operations Manager and Human resources Administrator of the Online Trading Academy Franchise since 2008 and served as its Executive Administrator from 2004 to 2008.  Prior to 2008, from 2003 to 2004 Mrs. Atias served as an attorney for a foreign law firm.  Mrs. Atias holds both a B.A. in Communication and a Law Degree from Haifa University and is currently attending the University of California, Irvine.

Mr. Reich was a member of the Board of Directors of Yasheng Eco-Trade Corporation from June 2004 until August 2008, was CEO and President of Golden Telecom Inc., Russia’s largest alternative voice and data service provider as well as its largest ISP, since 1997. In September 1992, Mr. Reich was employed as Chief Financial Officer at UTEL (Ukraine Telecommunications), of which he was appointed President in November 1992. Prior to that, Mr. Reich held various positions at a number of subsidiaries of AT&T Corp. Mr. Reich will serve as Co-Chairman of the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement by and between Forex International Trading Corp. and Anita Atias, dated July 29, 2010

10.2	Letter Agreement by and between Forex International Trading Corp. and Stewart Reich, dated July 29, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

	By:	/s/ Darren Dunckel
Name: Darren Dunckel
CEO, President, CFO, Secretary, Treasurer and Director

Date: August 3, 2010
Los Angeles, California

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